UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant’s telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2016, Chemical Financial Corporation (“Chemical”) and Talmer Bancorp, Inc. (“Talmer”) entered into an Agreement and Plan of Merger providing for the merger of Talmer with and into Chemical (the “Merger”). For more information about the Merger, please refer to Chemical's Current Report on Form 8-K filed with the Commission on January 26, 2016.

Subject to and upon completion of the Merger, the Executive Leadership Team of Chemical Bank will be as follows:

•	David B. Ramaker, Chairman of the Board of Directors, Chief Executive Officer and President
•	Thomas W. Kohn, Vice Chairman of the Board of Directors
•	Leonardo Amat, Executive Vice President, Chief Operating Officer – Business Operations
•	William C. Collins, Executive Vice President, General Counsel
•	Lori A. Gwizdala, Executive Vice President, Special Projects
•	Lynn M. Kerber, Executive Vice President, Chief Risk Officer
•	Dennis L. Klaeser, Executive Vice President, Chief Financial Officer
•	Robert S. Rathbun, Executive Vice President, Chief Operating Officer – Customer Experience
•	Thomas C. Shafer, Executive Vice President, Director of Regional and Community Banking
•	Daniel W. Terpsma, Executive Vice President, Director of Commercial Lending
•	James E. Tomczyk, Executive Vice President, Chief Credit Officer

Also, as previously announced, the following individuals will serve Chemical in the capacities listed:

•	Gary Torgow, Chairman of the Board of Directors
•	David T. Provost, Vice Chairman of the Board of Directors

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to any merger agreement associated with the Talmer transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Additional Information about the Transaction

Chemical has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") to register the securities that the Talmer shareholders will receive if the Merger is consummated. The registration statement contains a prospectus for Chemical and a joint proxy statement to be used by Chemical and Talmer to solicit the required approvals of their respective shareholders of the Merger and other relevant documents concerning the transaction. Chemical and Talmer may also file other documents with the SEC concerning the proposed Merger. Before making an investment or voting decision, investors and shareholders of Chemical and Talmer are urged to read the registration statement, the prospectus and joint proxy statement, and any other relevant documents when they become available because they will contain important information about Chemical, Talmer, and the transaction. Investors will be able to obtain these documents free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from Chemical’s website at www.chemicalbankmi.com, or by contacting Chemical Financial Corporation, 235 East Main Street, P.O. Box 569, Midland, MI 48640-0569, Attention: Ms. Lori A. Gwizdala, Investor Relations, telephone 800-867-9757, or at Talmer’s website at www.talmerbank.com, or by contacting Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Mr. Brad Adams, Investor Relations, telephone 248-498-2862.

Participants in the Merger Solicitation

Chemical and Talmer, and their respective directors, executive officers, and certain other members of management and employees, may be soliciting proxies from Chemical and Talmer shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Chemical and Talmer shareholders in connection with the proposed transaction are set forth in the prospectus and joint proxy statement filed with the SEC. Free copies of this document may be obtained as described above. Information about Chemical's directors and executive officers can be found in Chemical's definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on March 4, 2016, and other documents subsequently filed by Chemical with the SEC. Information about Talmer’s directors and executive officers can be found in Talmer’s Annual Report on Form 10-K, Amendment No. 1, as filed with the SEC on March 30, 2016, and other documents subsequently filed by Talmer with the SEC. Additional information regarding the interests of such participants are included in the prospectus and joint proxy statement and other relevant documents regarding the Merger filed with the SEC when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 31, 2016	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ David B. Ramaker
David B. Ramaker Chairman of the Board, CEO and President

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